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                                                                    EXHIBIT 23.3


March 1, 2002



CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of Oil States International, Inc. and to the incorporation by reference therein of our report dated February 26, 2001 relating to the consolidated financial statements of PTI Group Inc. for the year ended December 31, 2000, that appears in the Annual Report of Oil States International, Inc. on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



/s/ PricewaterhouseCoopers

Chartered Accountants
Edmonton, Alberta, Canada